UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 26, 2017

FIRST FOODS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Foods Group, Inc. c/o Incorp Services, Inc.,

3773 Howard Hughes Parkway, Suite 500S,

Las Vegas, NV 89169-6014

(Address of principal executive offices)

(201) 471-0988

(Registrant's telephone number, including area code)

720 Monroe Street, Suite E210, Hoboken, NJ 07030

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2017, First Foods Group, Inc. (“Company”), entered into binding term sheets (collectively, the “Agreements”) with each of the Directors of the Company. Pursuant to the Agreements, each Director may be compensated with share-based and/or cash-based compensation. Each Director’s cash-based compensation for the period January 1, 2018 through December 31, 2018 will be $10,000 per quarter paid on a date determined by the majority vote of the Board of Directors. The Directors’ share-based compensation for the period January 1, 2018 through December 31, 2018 will be a one-time award of the ability to purchase a particular amount of warrants, ranging from 40,000 to 250,000 (collectively the “Warrants”); the terms of which will be detailed in a forthcoming Warrant Agreement (the “Warrant Agreement”). In principle, the Warrant Agreement will include the following terms:

o	Number and Type – Each Director is entitled to a one-time award of Warrants for the number of shares of Series B Preferred Stock (the “Preferred Stock”) of the Corporation, which shall equal five (5) shares of the Corporation’s Common Stock (the “Common Stock”), including liquidation preference over Common Stock.

o	Duration – The Warrants entitle each Director to purchase the Preferred Stock from the Corporation, after January 1, 2018 (the “Original Issuance Date”) and before December 31, 2024.

o	Purchase Price - The purchase price is $0.51 per share of Preferred Stock.

o	Vesting - The majority of the Warrants are subject to a 12-month period whereby the Warrants vest in equal monthly increments from January 1, 2018 through December 31, 2018 (the “Vesting period”).

Also, on December 26, 2017 the Company amended its employment agreements with its two officers, Mark J. Keeley and Harold Kestenbaum (together, the “Amendments”). According to the Amendment regarding Mr. Keeley, he will continue to work for the Corporation as the Chief Financial Officer (“CFO”). Mr. Keeley’s compensation shall consist of cash-based compensation and share-based compensation. His deferred cash-based compensation from February 1, 2017 through January 31, 2018 shall be reduced from $20,833 per month ($250,000 on an annualized basis) to $12,500 per month ($150,000 on an annualized basis), continue at that amount from February 1, 2018 through January 31, 2019, and revert back to the original amount of $20,833 per month ($250,000 on an annualized basis) starting February 1, 2019. Mr. Keeley’s cash-based compensation will be deferred until such time as the Corporation realizes $1,000,000 through any combination of a debt transaction, an equity transaction, or total retained earnings generated from annual net profit. Employee’s share-based compensation will be a one-time award of 250,000 warrants in accordance with the December 26, 2017 warrant agreement discussed above. Mr. Keeley will continue to have the opportunity to participate in various Corporation benefit plans, as they are established by the Corporation. Mr. Kestenbaum’s Amendment states that he will continue to serve as a director of the Company with the current title of Chairman of the Board. Also, Mr. Kestenbaum will continue to serve as interim Chief Financial Officer (“CEO”) until a suitable replacement is named. The Company agreed to adjust the accrued amount owed to Mr. Kestenbaum in 2017 (total for the year) from $120,000 to $40,000. This payment shall be deferred until the Company successfully raises $1,500,000.00 or more through debt or equity financing. The Company and Mr. Kestenbaum further agreed that, starting in the first quarter of 2018, in lieu of $10,000.00 per month in consulting fees, Mr. Kestenbaum will earn $10,000 per quarter in director fees paid on a date determined by the majority vote of the Board of Directors.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Binding Director Term Sheet, dated December 26, 2017, by and between Harold Kestenbaum and the Company.
10.2	Binding Director Term Sheet, dated December 26, 2017, by and between Hershel Weiss and the Company.
10.3	Binding Director Term Sheet, dated December 26, 2017, by and between Abraham Rosenblum and the Company.
10.4	Binding Director Term Sheet, dated December 26, 2017, by and between Mark J. Keeley and the Company.
10.5	Employment Agreement Amendment, dated December 26, 2017, by and between the Mark J. Keeley and the Company.
10.6	Agreement Amendment, dated December 26, 2017, by and between Harold Kestenbaum and the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Foods Group, Inc.

Date: January 2, 2018	By:	/s/ Harold Kestenbaum
	Name:	Harold Kestenbaum
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Binding Director Term Sheet, dated December 26, 2017, by and between Harold Kestenbaum and the Company.
10.2	Binding Director Term Sheet, dated December 26, 2017, by and between Hershel Weiss and the Company.
10.3	Binding Director Term Sheet, dated December 26, 2017, by and between Abraham Rosenblum and the Company.
10.4	Binding Director Term Sheet, dated December 26, 2017, by and between Mark J. Keeley and the Company.
10.5	Employment Agreement Amendment, dated December 26, 2017, by and between the Mark J. Keeley and the Company.
10.6	Agreement Amendment, dated December 26, 2017, by and between Harold Kestenbaum and the Company.

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